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                                                                   EXHIBIT 10.25

                           PRINCETON VIDEO IMAGE, INC.
                                15 Princess Road
                         Lawrenceville, New Jersey 08648

                                February 13, 2002

VIA REGISTERED MAIL

PVI Holding, LLC
c/o Cablevision Systems Corporation
1111 Stewart Avenue,
Bethpage, New York 11714
Attn: General Counsel

      Re: Notice of Warrant Adjustment

Dear Sirs:

      This Notice of Warrant Adjustment is being delivered to you pursuant to
Section 6.3 of that certain Warrant Certificate (the "Warrant") dated September 20, 2001 from Princeton Video Image, Inc. ("PVI") to PVI Holding, LLC ("PVI Holding").

      On November 8, 2001, PVI sold 615,385 shares of Common Stock to Presencia en Medios, S.A. de C.V. for the purchase price of $3.25 per share (the "Presencia Sale"). In accordance with Section 6.1(e) of the Warrant, upon the closing of the Presencia Sale, the number of Warrant Shares purchasable under the Warrant was adjusted upward by 427,513.422 shares (the "Adjustment") to a total of 11,899,421.422 shares. The method used to calculate the Adjustment is set forth on Schedule A attached hereto. The Presencia Sale did not trigger any adjustment to the Purchase Price of the Warrant Shares under Section 6.1(f) of the Warrant.

      Except as expressly set forth above, the terms of the Warrant remain in full force and effect as the same were in effect immediately prior to the effectiveness of the Adjustment. Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Warrant.

                                                     Sincerely,


                                                     /s/ Lawrence L. Epstein

                                                     Lawrence L. Epstein
                                                     Chief Financial Officer

cc: Brian Tang, Esq.

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                                   Schedule A

                        Calculation of Warrant Adjustment

                                A        =        A+X
                                -                 ---
                                B                 B+Y

A  =   Original number of Warrant Shares underlying the Warrant

B  =   Number of Shares of Common Stock outstanding immediately prior to
       Presencia Sale

X  =   Number of additional Warrant Shares to be received upon exercise of the
       Warrant

Y  =   Number of shares of Common Stock issued to Presencia in Presencia Sale

                           11,471,908         =         11,471,908 + X
                           ----------                --------------------
                           16,513,258                16,513,258 + 615,385

                            .69470894         =      11,471,908 + X
                                                     --------------
                                                       17,128,643

                      11,899,421.4221         =      11,471,908 + X

                         427,513.4221         =      X

                         427,513.4221         =      X


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(1)   Pursuant to Section 6.2 of the Warrant, all final results of adjustments to the number of Warrant Shares shall be rounded to the nearest one thousandth of a share.